Exhibit 10.60

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) is made and entered into as of this 28th day of March, 2006 (“Effective Date”), by and between THE GOVERNMENT OF THE UNITED STATES, acting by the Secretary of State (“Lessor”), and INTELSAT GLOBAL SERVICE CORPORATION, successor-in-interest to INTERNATIONAL TELECOMMUNICATIONS SATELLITE ORGANIZATION (“Lessee”).

WHEREAS, Lessee is the successor-in-interest to an International Organization established to provide satellite telecommunications services worldwide through the operation of a global satellite system; and

WHEREAS, pursuant to the authority granted by Public Law 90-553, Lessor and International Telecommunications Satellite Organization executed a Lease Agreement (the “Lease”) dated June 8, 1982, and recorded in the land records of the District of Columbia on June 10, 1982, as Instrument Number 14779, for the lease of the Property (described on Exhibit A attached hereto and hereby made a part hereof); and

WHEREAS, the Lease was amended by the First Amendment to Lease Agreement, executed February 22, 1985 (the “First Amendment”); and

WHEREAS, the Lease was further amended by the Second Amendment to Lease Agreement, executed November 3, 2000 (the “Second Amendment”); and

WHEREAS, through a Novation Agreement (the “Novation Agreement”) executed on July 11, 2001, all rights, obligations and responsibilities of International Telecommunications Satellite Organization under the Lease were transferred to Intelsat Services Corporation; and

WHEREAS, Intelsat Services Corporation changed its name to Intelsat Global Service Corporation effective July 19, 2001; and

WHEREAS, the Second Amendment provided Lessee with an option to purchase the Property pursuant to Article 10-1 of the Lease, subject to the enactment of legislation by the United States Congress to authorize or permit the conveyance of the Property; and

WHEREAS, the parties hereto desire to further amend the Lease in anticipation of the enactment of legislation that will authorize Lessor to sell the Property and the Parks (hereinafter defined) to Lessee or to a Transferee (hereinafter defined) of Lessee’s upon such terms and conditions as the parties may agree.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.	Definition of Terms. Capitalized terms not otherwise expressly defined herein have the meanings set forth in the Lease.

“Successor Entity” as used in the Lease, as amended, shall mean, with respect to the period of time following the date of the Novation Agreement, the Lessee.

2.	Right to Assign, Sublet or Transfer. Article 7-1(B) of the Lease is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

“(B)	Lessee shall have the right to assign and transfer this Lease (1) to an International Organization or a foreign government acceptable to Lessor, for the official uses of an International Organization or for Legation purposes, or to an agency or instrumentality of the United States Government; (2) to a Non-Official Party, as provided in Article 7-2 or as otherwise provided by the express terms of the Lease, for the purpose of performing Lessee’s obligations to construct, reconstruct, repair, or maintain Improvements and/or transfer by such Non-Official Party to an International Organization or a foreign government for the official uses of an International Organization or for Legation purposes or to an agency or instrumentality of the United States Government; or (3) by Novation to the Successor Entity upon transfer of the Improvements to the Successor Entity.

In addition, Lessee shall have the right to assign, sublet or otherwise transfer (collectively, a “Transfer”) its interest (in whole or in part) in the Improvements, the Property and/or the Parks (hereinafter defined) to one or more assignees, subtenants or transferees (individually, a “Transferee” and collectively, “Transferees”), subject to Lessor’s prior written or deemed consent, as applicable (except as provided in the preceding sentence), which consent may be granted, conditioned or denied in accordance with the standard set forth below. Lessee shall provide Lessor with a written request for consent to such Transfer at least sixty (60) days prior to the date of the proposed Transfer, which request shall contain the proposed Transferee’s intended use, development or occupancy of all or any portion of the Improvements, the Property and/or the Parks, including a detailed explanation of the nature and purpose thereof, at the address of Lessor pursuant to Article 9-3 of the Lease. Lessee shall also provide promptly such additional information as may reasonably be requested by Lessor. Lessor shall provide its consent to such a Transfer unless, in the reasonable determination of the Secretary of State (the “Secretary”), the use, development or occupancy by the proposed Transferee could impair the safety or security of the International Center or the Secretary reasonably demonstrates that the use, development or occupancy could impair the continued operation of the International Center or could be contrary to the character of commercially acceptable uses or occupants in the surrounding area. Lessor shall inform Lessee in writing of the Secretary’s basis for any stated concerns, and shall indicate whether each such concern is a safety or security issue or a continued operation or incompatibility with surrounding area concern. If Lessor does not approve or disapprove the proposed Transfer in writing within thirty (30) calendar days of Lessor’s confirmed receipt of Lessee’s request for consent to such Transfer, Lessee shall provide Lessor with a second request for consent to the proposed Transfer. In the event Lessor does not approve or disapprove the proposed Transfer in writing within ten (10) calendar days after Lessor’s confirmed receipt of such second request from Lessee, the proposed Transfer and the intended use, development and/or occupancy shall be deemed acceptable and no further action of Lessee shall be required except to provide Lessor with progress updates on the intended use, development and/or occupancy as may be reasonably requested by Lessor or to satisfy any conditions imposed by Lessor, provided such conditions relate to the safety or security of the International Center. Any such determination based on safety or security considerations must be made personally by the Secretary, without delegation, and shall be final and conclusive as a matter of law. Any such determination based on damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area shall be subject to judicial review.

In the event Lessee or any Transferee fails to submit any proposed Transfer, use, development, and/or occupancy of all or any portion of the Property to Lessor for prior approval or violates any condition imposed by Lessor (provided such conditions relate to the safety or security of the International Center), the United States may obtain legal relief before the appropriate Federal court to enjoin any such Transfer, use, development, and/or occupancy or violation and obtain any appropriate legal or equitable remedies to require full and immediate compliance with the terms and conditions of this Article 7-1(B). In addition, any Transfer of any interest in all or any portion of the Property in violation of the conditions set forth in this Article 7-1(B), or otherwise imposed by Lessor (provided such conditions relate to the safety or security of the International Center), shall be null and void. In confirmation of the foregoing, Lessee, for itself and its Transferees, hereby consents to the filing of the request for legal relief by the United States, waives any and all defenses to the action and consents to the entry of a judgment in favor of the United States for any action relating to or arising out of (i) Lessee’s failure to submit a written request for consent to any proposed Transfer, use, development, and/or occupancy of any interest in all or any portion of the Property to Lessor for prior approval, or (ii) the Secretary’s written disapproval based on safety or security considerations. In the event Lessor provides Lessee with written disapproval of any proposed Transfer, use, development, and/or occupancy on the basis of damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area, Lessee, for itself and its Transferees, hereby agrees not to Transfer any interest in all or any portion of the Property and consents to the imposition of an injunction on such proposed Transfer, use, development, and/or occupancy, unless and until an agreement is reached with Lessor permitting such Transfer, use, development, and/or occupancy, or a final judgment is rendered in Lessee’s favor by a court of competent jurisdiction.

Lessor shall not be entitled to share with Lessee in any profits arising from such Transfer. Lessor shall have no right to recapture the Improvements, the Property and/or the Park(s), or any part thereof, in connection with any such Transfer.

The provisions of this Article 7-1(B) shall apply to any Transfers by Lessee or any subsequent Transferees.”

3.	Option to Purchase Property. Article 10-1(A) of the Lease is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

“(A)	Lessor hereby grants to Lessee and to any Transferees approved by Lessor as provided herein an option to purchase the Property (the “Option”) on the following terms and conditions. The Option may be exercised at any time after the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Lessee or a Successor Entity but prior to the expiration or earlier termination of the Lease. Upon Lessee (or its Transferee) notifying Lessor, in writing, of its intention to exercise the Option, Lessor and Lessee (or its Transferee) shall work cooperatively to facilitate the sale of the Property promptly. The purchase price to be paid by Lessee (or its Transferee) to Lessor for the sale of the Property (the “Purchase Price”) shall be equal to the appraised value of the Property in fee simple without encumbrances, less the sum of (a) $7,250,000, and (b) all Additional Rent payments made by Lessee under Article 3-4 of this Lease; provided, however, that (a) if Lessee (or its Transferee) notifies Lessor of its intent to exercise the Option within six (6) years following the Novation Date, the appraised value used to calculate the Purchase Price shall not exceed $30,000,000, and (b) the Purchase Price shall not be less than One Dollar.”

4.	Payment of Costs. Article 10-1© of the Lease is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

“(C)

All closing costs of any nature not otherwise expressly allocated herein, including, without limitation, filing fees, conveyancing, examination of title, title insurance, survey, settlement fees, tax certificates, if any, and notary fees, shall be shared and allocated between the parties in accordance with the customary allocation of such items in the District of Columbia in commercial transactions between private parties. Notwithstanding the foregoing, Lessee (or its Transferee) shall pay the District of Columbia Real Property Deed Recordation Tax at settlement. Lessor shall be responsible for paying the District of Columbia Real Property Deed Transfer Tax in respect of this transaction, provided Lessor may file a claim for exemption therefrom. Nothing herein is intended to modify the applicability or effect of any statutory exemptions from recordation or transfer taxes otherwise applicable to this transaction. Lessee (or its Transferee) shall pay its own attorneys’ fees and any costs arising out of Lessee’s (or its Transferee’s) financing arrangements.”

5.	Option to Purchase Parks. Article 10-1(F) of the Lease is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

“(F)	In the event Lessee (or its Transferee) purchases the Property, Lessee (or its Transferee) shall have the option to purchase either or both of Park I or Park III

(each a “Park” and together, the “Parks”, and described on Exhibit B attached hereto and hereby made a part hereof), provided that the closing of the purchase of either or both of Park I or Park III takes place no later than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Lessee (or its Transferee). In such event, the purchase price for Park I shall be $2,217,716, and the purchase price for Park III shall be $1,104,414.

In the event Lessee (or its Transferee) elects not to purchase either or both Park I or Park III within the three (3) year period set forth above, Lessee (or its Transferee) shall have a continuing right of first offer thereafter to purchase or lease such Park or Parks at their fair market value. In the event Lessor, in its sole discretion, elects to sell or lease either Park to a third party more than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Lessee (or its Transferee), it shall notify Lessee (or its Transferee), in writing, of its intent to sell or lease, as the case may be, Park I, Park III, or both, as applicable. Lessee (or its Transferee) shall have ninety (90) days within which to notify Lessor of its interest in purchasing or leasing any Park being offered for sale or lease, as the case may be. If Lessor and Lessee (or its Transferee) are unable to agree upon the fair market value of such Park or Parks within ninety (90) days of Lessee’s (or its Transferee’s) notice of expression of interest to Lessor, Lessor shall, at its own cost, obtain an appraisal of such Park or Parks. If Lessee (or its Transferee) does not accept the appraisal, Lessee (or its Transferee) may obtain a second appraisal at its own cost. If Lessor and Lessee (or its Transferee) do not agree on the appraised value based on the first two appraisals, the two appraisers shall select a third appraiser to prepare a third appraisal, the cost of which shall be borne equally by Lessor and Lessee (or its Transferee). The highest and lowest appraised values shall be disregarded and the purchase price or rent, as applicable, shall be deemed to be equal to the remaining appraised value, which amount shall be binding upon the parties. If Lessee (or its Transferee) does not notify Lessor of its intent to exercise its option to purchase or lease Park I, Park III, or both, as applicable, within ninety (90) days from the date it is offered by Lessor to Lessee (or its Transferee) as provided above, Lessor shall be free to sell or lease Park I, Park III, or both, as applicable, on the open market to an outside party within one (1) year following the expiration of such ninety (90) day period. Should Lessor fail to sell or lease within such one (1) year period, and provided Lessor has not been actively and continuously pursuing the sale or lease, as the case may be, of either or both Parks despite the expiration of such one (1) year period, Lessee’s (or its Transferee’s) right of first offer shall again be applicable in the event Lessor decides to sell or lease either or both Parks.”

6.	Right to Assign Purchase Option. A new Article 10-1(G) is hereby added to the Lease to read as follows:

“Subject to the prior written approval of Lessor (which approval may be granted, conditioned or denied in accordance with the standards applicable to Lessor’s consent rights with respect to proposed Transferees) and to all the other terms and conditions set forth in this Lease, Lessee shall have the right to Transfer its Option to a third party. Such Option may be Transferred any time after Lessor has received written notice from Lessee of its intention to Transfer such Option and Lessee has received Lessor’s approval of the proposed Transfer. Notwithstanding the foregoing, no such Transfer shall be effective for any purpose until Lessor is given no less than thirty (30) days’ advance written notice thereof and until Lessor receives (i) an executed counterpart of the instrument of Transfer containing, inter alia, the name, address and telephone number of the Transferee, (ii) an executed instrument of assumption of Lessee’s obligations under the Lease by said Transferee, effective as of the date of the Transfer, and (iii) an affidavit of the Transferee or the managing member, principal, officer, or general partner thereof, setting forth the names and addresses of all individuals or entities having interests in the Transferee and of all directors and officers of the Transferee; provided, however, that if the Transferee is an entity whose stock or ownership interests are publicly traded, the affidavit shall be limited to those individuals or entities with greater than a five percent (5%) ownership interest in the Transferee. Lessee’s right under this Section shall not be assignable or transferable separate and apart from this Lease, it being the intent of the parties that such right and this Lease shall be owned by one and the same party who shall be the Lessee hereunder.”

7.	Easements. A new Article 6-9 is hereby added to the Lease to read as follows:

“This Lease shall be subject to the following easements: (i) a no cost right of ingress and egress upon all portions of International Drive, as shown on Exhibit C attached hereto and hereby made a part hereof, in favor of Lessee, its Transferees, agents, employees, contractors and invitees, for the purpose of pedestrian and vehicular access to the Property, and (ii) a utility easement to International Drive in favor of Lessee and its Transferees, in the location shown on Exhibit D attached hereto and hereby made a part hereof, which easement shall be granted by Lessor at no cost to Lessee and its Transferees (except that Lessee and its Transferees shall be responsible for the costs of any repairs or maintenance necessary in connection with such easement).”

8.	Deed Covenants. A new Article 10-1(H) is hereby added to the Lease to read as follows:

“In the event Lessor conveys title to the Property to Lessee or its Transferee, the Lease shall terminate in accordance with Article 10-1(E), above, and the covenants set forth in subsections (A) through (F), below (with Lessor as “Grantor” and Lessee or its Transferee as “Grantee”), shall be included in the quitclaim deed as covenants running with the land; provided, however, that the covenant granting an easement to access and enter the Property for the purpose of maintaining and repairing the Parks, as set forth in subsection (D)(i), below, shall be included in the quitclaim deed as a covenant running with the land only if Lessor (or its successors or assigns) remains the fee owner of the Parks at the time in which the title to the Property is conveyed to Lessee or its Transferee.

(A)	Department of State Approval Rights. Grantee shall have the right to assign, lease or otherwise transfer (collectively, a “Transfer”) its interest (in whole or in part) in the Property hereby conveyed to one or more assignees, tenants or transferees (individually, a “Transferee” and collectively, “Transferees”), subject to the prior written or deemed consent, as applicable, of the United States of America, acting by and through the Secretary of State (“State Department”), which consent may be granted, conditioned or denied in accordance with the standard set forth below. Grantee shall provide the State Department with a written request for consent to such Transfer at least sixty (60) days prior to the date of the proposed Transfer, which request shall contain the proposed Transferee’s intended use, development and/or occupancy of all or any portion of the Property, including a detailed explanation of the nature and purpose thereof, at the following address of the State Department: Department of State, Washington, DC 20520, Attention: Assistant Secretary for Administration, or at such other address as Grantor may, from time to time, designate by written notice to Grantee. Grantee shall also provide promptly such additional information as may reasonably be requested by the State Department. The State Department shall provide its consent to such a Transfer unless, in the reasonable determination of the Secretary of State (the “Secretary”), the use, development and/or occupancy by the proposed Transferee could impair the safety or security of the International Center or the Secretary reasonably demonstrates that the use, development and/or occupancy could impair the continued operation of the International Center or could be contrary to the character of commercially acceptable uses or occupants in the surrounding area. The State Department shall inform Grantee in writing of the Secretary’s basis for any stated concerns, and shall indicate whether each such concern is a safety or security issue or a continued operation or incompatibility with surrounding area concern. If the State Department does not approve or disapprove the proposed Transfer in writing within thirty (30) calendar days of the State Department’s confirmed receipt of Grantee’s request for consent to such Transfer, Grantee shall provide the State Department with a second request for consent to the proposed Transfer. In the event the State Department does not approve or disapprove the proposed Transfer in writing within ten (10) calendar days after the State Department’s confirmed receipt of such second request from Grantee, the proposed Transfer and the intended use, development and/or occupancy shall be deemed acceptable and no further action of Grantee shall be required except to provide the State Department with progress updates on the intended use, development and/or occupancy as may be reasonably requested by the State Department or to satisfy any conditions imposed by the State Department, provided such conditions relate to the safety or security of the International Center. Any such determination based on safety or security considerations must be made personally by the Secretary, without delegation, and shall be final and conclusive as a matter of law. Any such determination based on damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area shall be subject to judicial review.

(B)	Judicial Review and Enforcement. In the event Grantee or any Transferee fails to submit any proposed Transfer, use, development, and/or occupancy of all or any portion of the Property to Grantor for prior approval or violates any condition imposed by the Secretary (provided such conditions relate to the safety or security of the International Center), the United States may obtain legal relief before the appropriate Federal court to enjoin any such Transfer, use, development, and/or occupancy or violation and obtain any appropriate legal or equitable remedies to require full and immediate compliance with the terms and conditions of the Quitclaim Deed. In addition, any Transfer of any interest in all or any portion of the Property in violation of the conditions set forth in this Quitclaim Deed or otherwise imposed by Grantor (provided such conditions relate to the safety or security of the International Center) shall be null and void. In confirmation of the foregoing, Grantee, for itself and its Transferees, hereby consents to the filing of the request for legal relief by the United States, waives any and all defenses to the action and consents to the entry of a judgment in favor of the United States for any action relating to or arising out of (i) Grantee’s failure to submit a written request for consent to any proposed Transfer, use, development, and/or occupancy of any interest in all or any portion of the Property to Grantor for prior approval, or (ii) the Secretary’s written disapproval based on safety or security considerations. In the event Grantor provides Grantee with written disapproval of any proposed Transfer, use, development, and/ or occupancy on the basis of damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area, Grantee, for itself and its Transferees, hereby agrees not to Transfer any interest in all or any portion of the Property and consents to the imposition of an injunction on such proposed Transfer, use, development, and/or occupancy, unless and until an agreement is reached with Grantor permitting such Transfer, use, development, and/or occupancy, or a final judgment is rendered in Grantee’s favor by a court of competent jurisdiction.

(C)

Option to Purchase Parks. Grantee (or its Transferee) shall have the option to purchase either or both of the parks identified on Exhibit B attached hereto and hereby made a part hereof (hereinafter referred to as “Park I” or “Park III”, each a “Park” and together, the “Parks”), provided that the closing of the purchase of either or both of Park I or Park III takes place no later than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property hereby conveyed to Grantee (or its Transferee). In such event, the purchase price for Park I shall be $2,217,716, and the purchase price for Park III shall be $1,104,414.

In the event Grantee (or its Transferee) elects not to purchase either or both Park I or Park III within the three (3) year period set forth above, Grantee (or its Transferee) shall have a continuing right of first offer thereafter to purchase or lease such Park or Parks at their fair market value. In the event Grantor, in its sole discretion, elects to sell or lease either Park to a third party more than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Grantee (or its Transferee), it shall notify Grantee (or its Transferee), in writing, of its intent to sell or lease, as the case may be, Park I, Park III, or both, as applicable. Grantee (or its Transferee) shall have ninety (90) days within which to notify Grantor of its interest in purchasing or leasing any Park being offered for sale or lease, as the case may be. If Grantor and Grantee (or its Transferee) are unable to agree upon the fair market value of such Park or Parks within ninety (90) days of Grantee’s (or its Transferee’s) notice of expression of interest to Grantor, Grantor shall, at its own cost, obtain an appraisal of such Park or Parks. If Grantee (or its Transferee) does not accept the appraisal, Grantee (or its Transferee) may obtain a second appraisal at its own cost. If Grantor and Grantee (or its Transferee) do not agree on the appraised value based on the first two appraisals, the two appraisers shall select a third appraiser to prepare a third appraisal, the cost of which shall be borne equally by Grantor and Grantee (or its Transferee). The highest and lowest appraised values shall be disregarded and the purchase price or rent, as applicable, shall be deemed to be equal to the remaining appraised value, which amount shall be binding upon the parties. If Grantee (or its Transferee) does not notify Grantor of its intent to exercise its option to purchase or lease Park I, Park III, or both, as applicable, within ninety (90) days from the date it is offered by Grantor to Grantee (or its Transferee) as provided above, Grantor shall be free to sell or lease Park I, Park III, or both, as applicable, on the open market to an outside party within one (1) year following the expiration of such ninety (90) day period. Should Grantor fail to sell or lease within such one (1) year period, and provided Grantor has not been actively and continuously pursuing the sale or lease, as the case may be, of either or both Parks despite the expiration of such one (1) year period, Grantee’s (or its Transferee’s) right of first offer shall again be applicable in the event Grantor decides to sell or lease either or both Parks.

(D)

Easements. This Quitclaim Deed is expressly made subject to the following easements: (i) a no cost right of access to and of entry upon all portions of the Property in favor of the United States and its successors and assigns, and its officers, agents, employees, contractors, and subcontractors, for the purpose of maintaining and repairing the Parks for so long as the United States (or its successors or assigns) remains the owner of the Parks, provided such right of access and entry shall be utilized in a fashion to minimize disruption to the operation of the Property. Such easement right shall automatically terminate with respect to each Park upon the conveyance of title in such Park or Parks by the United States (or its successors or assigns) to Grantee or its Transferees. The preceding sentence shall be self-operative and no other instrument shall be required to effectuate such termination, (ii) a no cost right of ingress and egress upon all portions of International Drive, as shown on Exhibit C attached hereto and hereby made a part hereof, in favor of Grantee, its Transferees, agents, employees, contractors, and invitees, for the purpose of pedestrian and vehicular access to the Property, and (iii) a utility easement to International Drive in favor of Grantee and its Transferees, in the location shown on Exhibit D attached hereto and hereby made a part hereof, which easement shall be granted by Grantor (or its successors or assigns) at no cost to Grantee and its Transferees (except that Grantee and its Transferees shall be responsible for the costs of any repairs or maintenance necessary in connection with such easement). This Quitclaim Deed is also expressly made subject to any easements, covenants, reservations, or encumbrances existing at the time of conveyance whether or not shown on the public records and Grantee hereby expressly acknowledges and agrees that title is conveyed subject thereto. For matters not shown on the public records or for which Grantee has no actual knowledge, Grantee may assert any defense or rights it may have in connection therewith except against the United States as Grantor.

(E)	Maintenance Costs. Grantee shall pay fifty percent (50%) of the actual costs and expenses incurred by the United States for maintenance, repairs, landscaping, and improvements allocable to roads and sidewalks contiguous to the Property (but not including costs and expenses incurred by the United States in connection with maintenance, repairs, landscaping, and improvements allocable to the Parks). The United States, acting by and through the State Department, shall deliver to Grantee on an annual basis an invoice for the reimbursable costs and expenses, together with reasonable substantiation of the amounts invoiced. Grantee shall have a reasonable period of time (but in no event more than 45 days) following Grantee’s confirmed receipt of the invoice within which to determine whether to contest the amount so invoiced. If Grantee does not contest or pay the amount invoiced within such timeframe, the State Department shall provide Grantee with a second notice and invoice, and Grantee shall have no more than 15 days after Grantee’s confirmed receipt of such second notice and invoice within which to determine whether to contest the amount so invoiced or to pay such amount promptly upon receipt of the second notice and invoice. If Grantee disputes the State Department’s invoice, then Grantee may contest the amount by filing a claim with the State Department. If Grantee does not dispute the invoice nor pay such amount due as provided above, the State Department shall be permitted to record a lien against Grantee’s interest in the Property for such amounts due.

(F)	Parking. If requested by Grantee, the State Department shall provide fifteen (15) parking spaces along the curb line on International Drive, in the location shown on Exhibit C attached hereto and hereby made a part hereof, at a rate equal to the prevailing market rate for surface lot parking charged in the vicinity of the Property, as reasonably determined by Grantor. Such rate may be adjusted every five (5) years to reflect the average of three (3) prevailing commercial rates for surface lot parking in the vicinity of the International Center, as reasonably determined by Grantor.”

9.	Counterparts and Signature Page. This Third Amendment may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties had executed a single copy of this Third Amendment.

10.	Unmodified Terms. Except as expressly modified hereby, the Lease, as amended, remains unmodified and in full force and effect.

(Remainder of page intentionally left blank.

Signature page to follow.)

IN TESTIMONY WHEREOF, Lessor has caused these presents to be signed in its name by             , its Assistant Secretary, attested to and its seal caused to be affixed hereto by             , its Secretary of State, and has appointed the said              to be its attorney-in-fact to acknowledge and deliver the same according to law.

IN TESTIMONY WHEREOF, Lessee has caused these presents to be signed in its name by             , its             , attested and its seal caused to be affixed hereto by             , its             , and has appointed the said              to be its attorney-in-fact to acknowledge the same according to law, all done as of the day and year first above written.

LESSOR

ATTEST: (See document of attestation affixed to the foregoing amendment)	FOR THE GOVERNMENT OF THE UNITED STATES

WITNESS:

	By:	(Seal	)

Name:	Name:

Title:

DISTRICT OF COLUMBIA, ss:

I,                     , a Notary Public in and for the above jurisdiction, hereby certify that             , in his/her capacity as              of the United States of America, personally appeared before me in said jurisdiction, and as said             , executed the foregoing and annexed instrument on behalf of Lessor for the purposes and uses therein contained herein.

Witness my hand and official seal this      day of             , 2006.

[SEAL]

Notary Public

My Commission Expires:

[LESSEE’S SIGNATURE AND ACKNOWLEDGEMENT ON FOLLOWING PAGE.]

LESSEE

WITNESS:	INTELSAT GLOBAL SERVICE CORPORATION

	By:	(Seal	)

Name:	Name:

Title:

DISTRICT OF COLUMBIA, ss:

I,                     , a Notary Public in and for the above jurisdiction, hereby certify that             , in his/her capacity as              of Intelsat Global Service Corporation, personally appeared before me in said jurisdiction, and as said             , executed the foregoing and annexed instrument on behalf of Lessee for the purposes and uses therein contained herein.

Witness my hand and official seal this      day of             , 2006.

[SEAL]

Notary Public

My Commission Expires

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